UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2020, FuelCell Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Canaccord Genuity LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 43,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), plus up to 6,525,000 shares of Common Stock pursuant to an option to purchase additional shares (together, the “Shares”), at a price to the public of $2.10 per share. The Underwriters exercised their option to purchase additional shares in full on September 30, 2020. The offering closed on October 2, 2020. Gross proceeds from the offering of 50,025,000 Shares were approximately $105.05 million. After the closing of the offering, the number of shares of Common Stock outstanding was 289,399,041.

Under the terms of the Underwriting Agreement, the Company paid underwriting discounts and commissions of $0.126 per share (for a price to the Underwriters of $1.974 per share), resulting in net proceeds to the Company of approximately $98.7 million before deducting other Company expenses currently estimated to be approximately $0.5 million.

Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

In addition, in connection with the offering, the Company, its directors and officers, and certain of its stockholders entered into a customary 90-day lock-up agreement with the Underwriters.

The foregoing description of the Underwriting Agreement and the lock-up agreement is qualified in its entirety by reference to the Underwriting Agreement (including the lock-up agreement which is attached as Exhibit A to the Underwriting Agreement), a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-226792), the related Registration Statement (File No. 333-249139) filed pursuant to Rule 462(b) under the Securities Act, and the prospectus supplement, dated September 29, 2020, and accompanying prospectus, dated August 21, 2018, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The legal opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2020, the Company issued a press release announcing the launch of the offering; on September 29, 2020, the Company issued a press release announcing the pricing of the offering; and on October 2, 2020, the Company issued a press release announcing the exercise of the Underwriters’ option to purchase additional shares in the offering and the closing of the transaction, copies of which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

The information contained in Item 7.01 of this report, including Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 29, 2020, by and among FuelCell Energy, Inc., and J.P. Morgan Securities LLC, Barclays Capital Inc. and Canaccord Genuity LLC, as representatives of several Underwriters named therein.
5.1	Legal Opinion of Foley & Lardner LLP.
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
99.1	Press Release issued by FuelCell Energy, Inc. on September 29, 2020.
99.2	Press Release issued by FuelCell Energy, Inc. on September 29, 2020.
99.3	Press Release issued by FuelCell Energy, Inc. on October 2, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: October 2, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer